CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #884 and Amendment #885 to the Registration Statement on Form N-1A of Akre Focus ETF, a series of the Professionally Managed Portfolios.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 21, 2025